Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of August 1995
Distribution Date of September 20, 1995

Original Pool Amount                      $424,879,281.80

Beginning Pool Balance                    $388,037,002.00
Beginning Pool Factor                           0.9132877

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)      $9,768,855.91
  Interest Collected                        $3,456,837.95

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries             $205,263.52
Total Additional Deposits                     $205,263.52

Repos/Chargeoffs                              $508,479.68
Aggregate Number of Notes Charged Off                  28

Total Available Funds                      $13,430,957.38

Ending Pool Balance                       $377,759,666.41
Ending Pool Factor                              0.8890988

Servicing Fee                                 $323,364.17

Repayment of Servicer Advances                      $0.00

Reserve Account:
  Beginning Balance                        $23,389,994.99
  Target Percentage                                  6.00%
  Target Balance                           $22,665,579.98
  Minimum Balance                           $8,922,464.92
  (Release)/Deposit                          $(724,415.01)
  Ending Balance                           $22,665,579.98

                                      Dollars     Notes
Delinquencies:
  Installments:
     1-30 days                      1,725,384.54  1,168
    31-60 days                        156,318.50    145
    60+ days                           22,755.62     18

    Total                           1,904,458.66  1,170

  Balances:
    60+ days                          581,648.23     18

Memo Item - Reserve Account
  Prior Month                     $23,282,220.12
  + Invest. Income                    107,774.87
  - Transfer to Collections Account         0.00
    Beginning Balance             $23,389,994.99

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of August 1995

                                                              NOTES
                                      TOTAL          CLASS A-1     CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $424,879,281.80 $80,000,000.00$330,000,000.00 $14,879,281.80
 Distribution Percentages                              100.00%          0.00%          0.00%
 Coupon                                                 5.900%         6.550%         6.850%

Beginning Pool Balance          $388,037,002.00
Ending Pool Balance             $377,759,666.41
Collected Principal               $9,768,855.91
Collected Interest                $3,456,837.95
Charge-Offs                         $508,479.68
Liquidation Proceeds/Recoveries     $205,263.52
Servicing                           $323,364.17
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service             $13,107,593.21

Beginning Balance               $388,037,002.00 $43,157,720.20$330,000,000.00 $14,879,281.80

Interest Due                      $2,098,378.02    $212,192.12  $1,801,250.00     $84,935.90
Interest Paid                     $2,098,378.02    $212,192.12  $1,801,250.00     $84,935.90
Principal Due                    $10,277,335.59 $10,277,335.59          $0.00          $0.00
Principal Paid                   $10,277,335.59 $10,277,335.59          $0.00          $0.00

Ending Balance                  $377,759,666.41 $32,880,384.61$330,000,000.00 $14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.4110048076   1.0000000000   1.0000000000

Total Distributions              $12,375,713.61 $10,489,527.71  $1,801,250.00     $84,935.90

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $731,879.60

Beginning Reserve Account Balance$23,389,994.99
(Release)/Draw                     $(724,415.01)
Ending Reserve Account Balance   $22,665,579.98

Memo Item - Advances:
 Servicer Advances - Current Month  $156,673.17
 Total Outstanding Servicer Advances$2,408,184.76

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of August 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2              1
                           May 1995       Jun 1995       Jul 1995       Aug 1995        Sep 1995
Beg. Pool Balance        $424,879,281.80$414,608,188.83$404,629,494.13$388,037,002.00

A) Loss Trigger:
Principal of Contracts
  Charged off                 $64,933.51    $132,102.43    $314,425.55    $508,479.68
Recoveries                         $0.00          $0.00     $68,497.34    $205,263.52

Total Charged off
  (Months 5,4,3)             $511,461.49
Total Recoveries
  (Months 3,2,1)              273,760.86
Net Loss/(Recoveries)
  for 3 Mos.                 $237,700.63(a)

Total Balance
  (Months 5,4,3)       $1,244,116,964.76(b)

Loss Ratio [(a/b)(12)]           0.2293%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                $729,401.53    $645,543.16    $581,648.23
  As % of Beginning
    Pool Balance                               0.17593%       0.15954%       0.14990%
  Three Month Average                          0.11639%       0.13078%       0.16179%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer